Exhibit 99.1

Anworth’s Board Names Joseph E. McAdams as CEO Effective September 30, 2018

Lloyd McAdams Will Remain as Chairman of the Board

SANTA MONICA, Calif.--(BUSINESS WIRE)--June 15, 2018--Anworth Mortgage Asset Corporation (NYSE: ANH) (“Anworth”) announced today that its Board of Directors has appointed Joseph E. McAdams as its Chief Executive Officer effective September 30, 2018. Lloyd McAdams, 73, Anworth’s Founder, Chairman of the Board of Directors, and current Chief Executive Officer, will remain Chairman of the Board of the Directors.

Joseph E. McAdams, 49, has served as Anworth’s President since 2016, its Chief Investment Officer since 2003, and a Director on the Board of Directors since 2002. Mr. Joseph E. McAdams will continue to hold those positions.

Joseph E. McAdams stated: “It has been a privilege to be part of the Anworth team for over 20 years and is an honor to have the opportunity to serve as its CEO. I am proud of Anworth’s long-term record of delivering attractive levels of income and total return to shareholders and am confident that as a hybrid mortgage REIT, we have the right team and opportunistic strategy in place to continue that success as the residential mortgage market evolves.”

Anworth’s Lead Independent Director, Lee A. Ault III, commented that, “Our Board has had the privilege of working closely with Joe McAdams over a period of many years and know him to be an energetic, experienced, and highly-capable executive who has played a major role in the successful evolution of Anworth and our transition from an agency-only to a hybrid mortgage REIT. His appointment as CEO, and the retention of Lloyd McAdams as Chairman of the Board, will provide business continuity and a natural transition going forward.”

Lloyd McAdams remarked: “I look forward to continuing in my current role as Chairman and our moving forward successfully as we benefit from expanding mortgage investment opportunities, from which I expect that Anworth will be particularly well-suited to provide our shareholders with meaningful returns.”

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC, or our Manager, pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and our Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, Director of Investor Relations
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com